UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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TREEHOUSE FOODS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
ITEM 1 — ELECTION OF DIRECTORS
ITEM 2 — RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
CORPORATE GOVERNANCE
STOCK OWNERSHIP
MANAGEMENT
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
COMMITTEE REPORTS
MARKET FOR REGISTRANT’S COMMON EQUITY AND DIVIDEND POLICY
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
STOCKHOLDER PROPOSALS
HOUSEHOLDING
STOCKHOLDER COMMUNICATION WITH THE BOARD
INDEPENDENT PUBLIC ACCOUNTANTS
OTHER MATTERS

TREEHOUSE FOODS, INC.
TWO WESTBROOK CORPORATE CENTER
TOWER TWO, SUITE 1070
WESTCHESTER, ILLINOIS 60154

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ON APRIL 21, 2006

The Annual Meeting of Stockholders of TreeHouse Foods, Inc. (“TreeHouse” or the “Company”) will be held at Two Westbrook Corporate Center, First Floor, Conference Center (Link Two/Five), Westchester, Illinois 60154, on Friday, April 21, 2006, at 9:00 a.m., local time, for the following purposes:

1. To elect two directors to hold office until the 2009 Annual Meeting of Stockholders;

2. To ratify the selection of Deloitte & Touche LLP as our independent auditors for fiscal year 2006; and

3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The foregoing items are fully discussed in the proxy statement accompanying this notice. A copy of the Company’s 2005 Annual Report is also enclosed.

The close of business on March 17, 2006, has been fixed as the record date for the meeting. Only stockholders of record at that time are entitled to notice of and to vote at the meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, the Board of Directors urges you to date, execute and return promptly the enclosed proxy card or vote electronically using our Internet or telephone voting procedures to give voting instructions with respect to your shares of Common Stock. Voting by proxy will not affect your right to vote in person if you attend the meeting.

Thomas E. O’Neill
Corporate Secretary

March 29, 2006

PLEASE SUBMIT YOUR PROXY THROUGH THE INTERNET OR BY PHONE
OR MARK, SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE

TREEHOUSE FOODS, INC.
TWO WESTBROOK CORPORATE CENTER
TOWER TWO, SUITE 1070
WESTCHESTER, ILLINOIS 60154

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of TreeHouse Foods, Inc. (“TreeHouse” or the “Company”) for use in voting at the Annual Meeting of Stockholders (the “Meeting”) to be held at Two Westbrook Corporate Center, First Floor, Conference Center (Link Two/Five), Westchester, Illinois 60154, on Friday, April 21, 2006, at 9:00 a.m. local time, and at any postponement or adjournment thereof, for the purposes set forth in the attached notice. This proxy statement, the attached notice and the enclosed proxy are being sent to stockholders on or about March 29, 2006.

The solicitation of proxies from the stockholders is being made by the Board of Directors and management of the Company and the cost of solicitation, including the cost of preparing and making the proxy statement, the proxy, notice of annual meeting and annual report is being paid for by the Company.

Who May Vote

Shareholders of record as of the close of business on March 17, 2006 are entitled to notice of and to vote at the Meeting. As of that date, there were 31,087,773 shares of the Company’s common stock outstanding, the only class of voting securities outstanding. Each share of Common Stock is entitled to one vote, without cumulation, on each matter to be voted upon at the Meeting.

How Proxies Work

Only votes cast in person at the Meeting or by proxy received by the Company before commencement of the Meeting will be counted at the Meeting. Giving us your Proxy means you authorize us to vote your shares at the Meeting in the manner you direct. You may vote for or against both, either or none of our nominees for director, or you may abstain from voting. If your shares are held in your name, you can vote by proxy in three convenient ways:

•	Via Internet: Go to https://www.proxyvotenow.com/ths and follow the instructions.

•	By Telephone: Call toll-free 1-866-809-5297 and follow the instructions.

•	In Writing: Complete, sign, date and return your proxy card in the enclosed envelope.

If a proxy is properly returned, the shares it represents will be voted at the Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted as follows:

•	FOR the election of the two nominees for director set forth herein;

•	FOR the ratification of the selection of our independent auditors; and

•	with respect to any other matter that may properly come before the Meeting, in the discretion of the persons voting the respective proxies.

The Board of Directors does not intend to bring any matters before the Meeting except those indicated in the notice. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

If you are the beneficial owner of shares held in “street name” by a broker, your broker, as the record holder of the shares, must vote those shares in accordance with your instructions. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items but not with respect to “non-discretionary” items. On non-discretionary items, for which you do not give instructions, the shares will be treated as “broker non-votes.” A discretionary item is a proposal that is considered routine under the rules of the New York Stock Exchange. Shares held in street name may be voted by your broker on discretionary items in the absence of voting instructions given by you. The proposals to be presented at the Meeting are considered routine and therefore may be voted upon by your broker if you do not give instructions for the shares held by your broker.

Quorum

There must be a quorum to carry on the business of the Meeting. The presence at the Meeting, in person or by proxy, of stockholders entitled to cast a majority of the votes which all stockholders are entitled to cast will constitute a quorum.

Revoking a Proxy

A stockholder giving a proxy has the power to revoke it at any time prior to its exercise by voting in person at the meeting, by giving written notice to the Secretary of the Company prior to the Meeting, or by giving a later dated proxy.

Required Vote

The election of the nominees for director, the ratification of the selection of our independent auditors and the approval of any other matter that may properly come before the Meeting (each a “Proposal”) will become effective only upon the affirmative vote of shares of Common Stock representing a majority of the votes cast on such Proposal (whether for or against or abstained on such Proposal). Votes cast as abstentions will not be counted as a vote for or against a Proposal, but will nevertheless increase the total votes cast on the matter and thus increase the number of votes necessary to effectuate such Proposal. So called “broker non-votes” (brokers failing to vote by proxy shares of the Common Stock held in nominee name for customers) will not be counted at the Meeting. The effect of such broker non-votes is to decrease the total votes cast on the matter and thus decrease the number of votes necessary to effectuate a Proposal.

ITEM 1 — ELECTION OF DIRECTORS

The Company has a classified Board of Directors (the “Board”) consisting of three classes. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

At the Meeting, the stockholders will elect two directors to hold office, subject to the provisions of the Company’s By-laws, until the annual meeting of stockholders in 2009 and until their successors are duly elected and qualified. Unless contrary instructions are given, the shares represented by the enclosed proxy will be voted FOR the election of Messrs. O’Connell and Ussery, the nominees set forth below. Proxies cannot be voted for a greater number of directors than the number of nominees named. See “Record Date, Required Vote, Outstanding Shares and Holdings of Certain Stockholders.”

Messrs. O’Connell and Ussery have consented to being named in this proxy statement and to serve if elected. However, if any nominee at the time of his or her election is unable or unwilling to serve or is otherwise unavailable for election, and as a result another nominee is designated by the Board of Directors, the persons named in the enclosed proxy, or his or her substitute, will have discretion and authority to vote or refrain from voting for such nominee in accordance with their judgment.

The Nominating and Corporate Governance Committee has recommended Messrs. O’Connell and Ussery for nomination for re-election to the Company’s Board of Directors. As a member of the Nominating and Corporate Governance Committee, Mr. O’Connell recused himself from any discussion and decision related to his nomination for re-election to the Board.

The nominees for election as directors, together with certain information about them, is contained below.

		Director	Present Position
Name	Age	Since	with the Company

Frank J. O’Connell	62	2005	Director
Terdema L. Ussery, II	47	2005	Director

Frank J. O’Connell has served on the Company’s Board of Directors since June 6, 2005. Since June 2004, Mr. O’Connell has served as a senior partner of The Parthenon Group. From November 2000 to June 2002, Mr. O’Connell served as President and Chief Executive Officer of Indian Motorcycle Corporation. From June 2002 to May 2004, Mr. O’Connell served as Chairman of Indian Motorcycle Corporation. Indian Motorcycle Corporation was liquidated under applicable California statutory procedures in January 2005. From 1996 to 2000, Mr. O’Connell served as Chairman, President and Chief Executive Officer of Gibson Greetings, Inc. From 1991 to 1995, Mr. O’Connell served as President and Chief Operating Officer of Skybox International. Previously, Mr. O’Connell served as President of Reebok Brands, North America, President of HBO Video and Senior Vice President of Mattel’s Electronics Division. In addition to our Board, Mr. O’Connell serves on the Board of Directors of Radica Games Limited. Mr. O’Connell holds a B.A. and a M.B.A. from Cornell University. Mr. O’Connell is the Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee of our Board of Directors.

Terdema L. Ussery, II has served on the Company’s Board of Directors since June 6, 2005. Since April 1997, Mr. Ussery has served as the President and Chief Executive Officer of the Dallas Mavericks. Since September 2001, Mr. Ussery also has served as Chief Executive Officer of HDNet. From 1993 to 1996, Mr. Ussery served as the President of Nike Sports Management. From 1991 to 1993, Mr. Ussery served as Commissioner of the Continental Basketball Association (the “CBA”). Prior to becoming Commissioner, Mr. Ussery served as Deputy Commissioner and General Counsel of the CBA from 1990 to 1991. From 1987 to 1990, Mr. Ussery was an attorney at Morrison & Foerster LLP. In addition to our Board, Mr. Ussery serves on the Board of Directors of The Timberland Company. Mr. Ussery holds a B.A. from Princeton University, an M.P.A. from Harvard University and a J.D. from the University of California at Berkeley. Mr. Ussery is a member of the Compensation Committee of our Board of Directors.

RECOMMENDATION:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
ITS NOMINEES TO SERVE ON THE COMPANY’S BOARD OF DIRECTORS

ITEM 2 — RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

Deloitte & Touche LLP audited our financial statements for fiscal year 2005, and has been selected by the audit committee of our Board of Directors to audit our financial statements for fiscal year 2006. A representative of Deloitte & Touche LLP is expected to attend our annual meeting, where he or she will have the opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions.

Stockholder ratification of the selection of Deloitte & Touche LLP is not required by our By-laws or otherwise. However, our Board of Directors is submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, our audit committee will review its future selection of auditors. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.

For information regarding audit and other fees billed by Deloitte & Touche LLP for services rendered in fiscal year 2005, see “Audit Committee Report — Fees Billed by Independent Auditors” below.

RECOMMENDATION:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
SELECTION OF OUR INDEPENDENT AUDITORS

CORPORATE GOVERNANCE

Current Board Members.  The members of the Board of Directors on the date of this proxy statement, and the committees of the Board on which they serve, are identified below.

Nominating and
Corporate
	Compensation	Audit	Governance
Director	Committee	Committee	Committee

Sam K. Reed
George V. Bayly	*	**
Gregg L. Engles
Michelle R. Obama		*	*
Frank J. O’Connell	**		*
Gary D. Smith		*	**
Terdema L. Ussery, II	*

*	Member

**	Chairman

Corporate Governance Guidelines.  All of the Company’s corporate governance materials, including the Corporate Governance Guidelines and committee charters and the Code of Business Conduct and Ethics are published on the Company’s website at www.treehousefoods.com in the investor information section. The Board regularly reviews corporate governance developments and modifies these Guidelines, charters and Governance practices as warranted. Any modifications are reflected on the Company’s website.

Director Independence.  The New York Stock Exchange listing rules require that a majority of the Company’s directors are independent. The Board has determined that Ms. Obama and Messrs. Bayly, O’Connell, Smith and Ussery satisfy the New York Stock Exchange’s independence guidelines and are independent directors. The Board determined that each of such persons met the independence standards of the New York Stock Exchange and the Securities and Exchange Commission and that each such person was free from relationships with management that could cause such person to be disqualified as an independent director. All members of the audit, compensation and nominating and corporate governance committees must be independent directors. Members of the audit committee must also satisfy an additional Securities and Exchange Commission independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries other than their directors’ compensation. The Board has determined that a majority of the Board and all members of the audit, compensation, and nominating and corporate governance satisfy the relevant independence requirements.

Nomination of Directors.  The Board, which is responsible for approving candidates for Board membership, has delegated the process of screening and recruiting potential director nominees to the Nominating and Corporate Governance Committee in consultation with the Chairman of the Board and the Chief Executive Officer. The Nominating and Corporate Governance Committee seeks candidates that have a reputation for integrity, honesty and adherence to high ethical standards and that have demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to the current and long-term objectives of the Company. When the committee reviews a candidate of Board membership, the committee looks specifically at the candidate’s background and qualifications in light of the needs of the Board and the Company at that time, given the then current composition of the Board.

Code of Business Conduct and Ethics.  All directors, officers and employees of the Company must act ethically at all times and in accordance with the policies comprising the Company’s Code of Business Conduct and Ethics. The Code is published on the investor relations section of the Company’s website at www.treehousefoods.com.

Compensation of Directors.  Directors who are not employees of the Company receive a fee of $30,000 per year plus $1,500 per board and committee meeting attended in person ($750 for meetings attended telephonically).

An additional annual fee of $10,000 is paid to the chairperson of the Audit Committee, and directors chairing other committees will be paid an additional $5,000 per year. Directors who are employees of the Company do not receive additional compensation for service as a director. In addition, to ensure that directors have an ownership interest aligned with other stockholders, each outside director will be granted annually following his or her election to our Board options and/or restricted shares or restricted share units of Company common stock having a value to be determined by our Board. As of the date of this proxy statement, 40,794 options have been issued to our Directors under the Company’s 2005 Long-Term Stock Incentive Plan.

Meetings of the Board of Directors and Committees/Role of Committees

The Board of Directors met five times during 2005. Each of the members of the Board participated in 100% of the Board of Directors and Committee meetings that took place while such person was a member of the Board and the applicable Committee. Members of the Board are expected to attend each meeting, as per the Company’s Corporate Governance Guidelines. It is the Board’s policy that all of our directors attend the Annual Meeting of Stockholders absent exceptional cause. The non-management directors of the Company are required to meet regularly (at least quarterly) in executive session of the Board without management present. The presiding director at non-management sessions is Michelle R. Obama.

The Board of Directors has established standing audit, compensation, and nominating and corporate governance committees. The membership of each of these committees is determined from time to time by the Board of Directors and, to date, only outside directors have served on these committees.

The Audit Committee held seven meetings during 2005 and presently consists of Ms. Obama and Messrs. Bayly and Smith. The Audit Committee is composed entirely of independent directors (in accordance with the New York Stock Exchange listing standards and SEC rules). In addition, the Board of Directors has determined that Mr. Bayly, the chairman of the Audit Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the New York Stock Exchange. The Committee reviews and approves the scope and cost of all services (including non-audit services) provided by the firm selected to conduct the audit. The Committee also monitors the effectiveness of the audit effort and financial reporting, and inquires into the adequacy of financial and operating controls. The report of the Audit Committee is set forth later in this proxy statement. A copy of the Audit Committee Charter is included with this proxy statement as Appendix A.

The Compensation Committee held three meetings in 2005 and presently consists of Messrs. O’Connell, Ussery and Bayly. The Committee is composed entirely of non-management directors. The Compensation Committee reviews and approves salaries and other matters relating to compensation of the senior officers of the Company, including the administration of the 2005 Long-Term Stock Incentive Plan. The Compensation Committee also reviews the Company’s general compensation policies, administers the Company’s 401(k) plan, and recommends director compensation programs to the Board of Directors. The report of the Compensation Committee is set forth later in this proxy statement.

The Nominating and Corporate Governance Committee held two meetings in 2005 and presently consists of Ms. Obama and Messrs. Smith and O’Connell. The Committee is composed entirely of non-management directors. The Nominating and Corporate Governance met in February 2006 to propose the nominees whose election to the Company’s Board of Directors is a subject of this proxy statement. The purposes of the Nominating and Corporate Governance are (i) to identify individuals qualified to become members of the Board, (ii) to recommend to the Board the persons to be nominated for election as directors at any meeting of the stockholders, (iii) in the event of a vacancy on or increase in the size of the Board, to recommend to the Board the persons to be nominated to fill such vacancy or additional Board seat, (iv) to recommend to the Board the persons to be nominated for each committee of the Board, (v) to develop and recommend to the Board a set of corporate governance guidelines applicable to the Company, including the Company’s Code of Business Conduct and Ethics, and (vi) to oversee the evaluation of the Board. The Nominating and Corporate Governance will consider nominees who are recommended by stockholders, provided such nominees are recommended in accordance with the nominating procedures set forth in the

Company’s By-laws. The report of the Nominating and Corporate Governance Committee is set forth later in this proxy statement.

STOCK OWNERSHIP

Holdings of Management

The executive officers and directors of the Company own shares, and exercisable rights to acquire shares, representing an aggregate of 1,408,340 shares of Common Stock or approximately 4.5% of the outstanding shares of Common Stock (see “Security Ownership of Certain Beneficial Owners and Management”). Such officers and directors have indicated an intention to vote in favor of each Proposal.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the close of business on March 24, 2006, certain information with respect to the beneficial ownership of Common Stock beneficially owned by (i) each director of the Company, (ii) the chief executive officer of the Company and four most highly compensated executive officers of the Company other than the chief executive officer (collectively, the “named officers”), (iii) all executive officers and directors as a group and (iv) each stockholder who is known to the Company to be the beneficial owner, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of more than 5% of the outstanding Common Stock. Each of the persons listed below has sole voting and investment power with respect to such shares, unless otherwise indicated. Unless otherwise indicated below, the address of the Directors and Officers listed below is c/o TreeHouse Foods, Inc., Two Westbrook Corporate Center, Tower Two, Suite 1070, Westchester, Illinois 60154.

	Common Stock		Percent of
Name of Beneficial Owner	Beneficially Owned		Class(1)

Directors and Named Officers:
Sam K. Reed	256,677		*
George V. Bayly	200		*
Gregg L. Engles	894,788	(2)	2.9%
Michelle R. Obama	0		*
Frank J. O’Connell	0		*
Gary D. Smith	0		*
Terdema L. Ussery	0		*
David B. Vermylen	102,670		*
E. Nichol McCully	51,335		*
Thomas E. O’Neill	51,335		*
Harry J. Walsh	51,335		*
All directors and executive officers as a group (11 persons)	1,408,340		4.5%
Principal Stockholders:
Iridian Asset Management LLC
276 Post Road West
Westport, CT 06880-4704	2,294,689	(3)	7.4%
Janus Capital Management LLC
151 Detroit Street
Denver, CO 80206	2,849,057	(4)	9.2%
Highfields Capital Management LP, Highfields GP, LLC and Jonathan S. Jacobson and Richard L. Grubman
c/o Highfields Capital Management
John Hancock Tower
200 Clarendon Street, 51st Floor
Boston, MA 02116

	Common Stock		Percent of
Name of Beneficial Owner	Beneficially Owned		Class(1)

Highfields Capital Ltd.
c/o Goldman Sachs (Cayman) Trust, Limited
Harbour Centre, Second Floor
George Town, Grand Cayman
Cayman Islands, B.W.I	2,548,100	(5)	8.3%
FMR Corp.
82 Devonshire Street
Boston, MA 02109	2,933,347	(6)	9.436%
Wachovia Corporation
One Wachovia Center
Charlotte, NC 28288	1,805,290	(7)	5.82%

Except as otherwise noted, the directors and executive officers, and all directors and executive officers as a group, have sole voting power and sole investment power over the shares listed.

(1)	An asterisk indicates that the percentage of common stock projected to be beneficially owned by the named individual does not exceed one percent of our Common Stock.

(2)	Includes the following shares which could be acquired within 60 days of March 24, 2006: 459,505 shares.

(3)	As reported on the Schedule 13G filed with the SEC on February 3, 2006 by Iridian Asset Management LLC (“Iridian”), which has direct beneficial ownership of 2,294,689 shares of Company common stock. Due to their ownership interests, direct and indirect, in Iridian, the Governor and Company of the Bank of Ireland, IBI Interfunding, Banc Ireland/First Financial, Inc. and BIAM (US) Inc. may share beneficial ownership of the shares.

(4)	As reported on the Schedule 13G/A filed with the SEC on February 14, 2006 by Janus Capital Management LLC (“Janus”), which has beneficial ownership of 2,849,057 shares of Company common stock due in part to an indirect 77.5% ownership stake by Janus in Enhanced Investment Technologies LLC and an indirect 30% ownership stake by Janus in Perkins, Wolf, McDonnell and Company, LLC.

(5)	As reported on the Schedule 13G filed with the SEC on July 5, 2005 by Highfields Capital Management LP (“Highfields”), which has beneficial ownership of 2,548,100 shares of Company common stock owned by Highfields Capital I LP (“Highfields I”), Highfields Capital II LP (“Highfields II”), Highfields Capital Ltd. (collectively, the “Highfields Funds”) and Highfields Capital Ltd. (“Highfields Capital”) Due to their ownership interests, direct and indirect, in the Highfields Funds and Highfields Capital, Highfields (the investment manager to each of the Highfields Funds), Highfields GP LLC (“Highfields GP”) (the General Partner of Highfields) and Jonathan S. Jacobson and Richard L. Grubman (managing members of Highfields GP) may share beneficial ownership of the shares.

(6)	As reported on the Schedule 13G filed with the SEC on February 14, 2006 by FMR Corp. (“FMR”). Fidelity Management and Research Company (“Fidelity”), a wholly-owned subsidiary of FMR and a registered investment adviser, is the beneficial owner of 2,932,827 shares of Company common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson III and FMR, through its control of Fidelity, and the funds each has sole power to dispose of the 2,932,827 shares owned by the funds. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR, is the beneficial owner of 361 shares of Company Common Stock. Strategy Advisors, Inc., a wholly-owned subsidiary of FMR, provides investment advisory services to individuals. As such, FMR’s beneficial ownership includes 159 Company common shares beneficially owned through Strategic Advisors, Inc.

(7)	As reported on the Schedule 13G filed with the SEC on February 13, 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities (collectively, the “reporting persons”) to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company’s review of the copies of these reports received by it, and written representations, if any, received from reporting persons with respect to such filings, the Company believes that all filings required to be made by the reporting persons for the period June 14, 2005, to December 31, 2005, were made on a timely basis, except that on July 1, 2005, David B. Vermylen filed a Form 4 with respect to non-qualified stock options and restricted stock units that were awarded on June 28, 2005 in connection with our separation from Dean Foods Company as a result of a clerical error by the Company.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names and ages of the Company’s directors and executive officers.

Name	Age		Position

Sam K. Reed	59	(a)	Chief Executive Officer and Chairman of the Board
George V. Bayly	63	(b)	Director
Gregg L. Engles	47	(a)	Director
Michelle R. Obama	42	(b)	Director
Frank J. O’Connell	62	(c)	Director
Gary D. Smith	63	(b)	Director
Terdema L. Ussery, II	47	(c)	Director
David B. Vermylen	55		President and Chief Operating Officer
Dennis F. Riordan	48		Senior Vice President and Chief Financial Officer
E. Nichol McCully	51		Senior Vice President of Business Development and Strategic Planning
Thomas E. O’Neill	51		Senior Vice President, General Counsel and Chief Administrative Officer
Harry J. Walsh	50		Senior Vice President of Operations

(a)	Messrs. Reed and Engles comprise a class of directors whose term expires in 2008.

(b)	Ms. Obama and Messrs. Bayly and Smith comprise a class of directors whose term expires in 2007.

(c)	Messrs. O’Connell and Ussery comprise a class of directors whose term expires in 2006.

Sam K. Reed is the Chairman of our Board of Directors. Mr. Reed has served as our Chief Executive Officer since January 2005. Prior to joining us, Mr. Reed was a principal in TreeHouse LLC, an entity unrelated to the Company that was formed to pursue investment opportunities in consumer packaged goods businesses. From March 2001 to April 2002, Mr. Reed served as Vice Chairman of Kellogg Company. From January 1996 to March 2001, Mr. Reed served as the President and Chief Executive Officer and as a director of Keebler Foods Company. Prior to joining Keebler, Mr. Reed served as Chief Executive Officer of Specialty Foods Corporation’s (unrelated to Dean Foods) Western Bakery Group division from 1994 to 1995. Mr. Reed also has served as President and Chief Executive Officer of Mother’s Cake and Cookie Co. and has held Executive Vice President positions at Wyndham Bakery Products and Murray Baker Products. In addition to our Board, Mr. Reed serves on the Board of Directors of Weight Watchers International and Tractor Supply Company. Mr. Reed holds a B.A. from Rice University and an M.B.A. from Stanford University.

George V. Bayly was elected as a Director on June 6, 2005. Since January 2003, Mr. Bayly has served as Co-Chairman of U.S. Can Corporation. In 2004, Mr. Bayly also served as Chief Executive Officer of U.S. Can Corporation. In addition, Mr. Bayly has been a principal of Whitehall Investors, LLC, a consulting and venture capital firm, since January 2002. From January 1991 to December 2002, Mr. Bayly served as Chairman, President and Chief Executive Officer of Ivex Packaging Corporation. From 1987 to 1991, Mr. Bayly served as Chairman, President and Chief Executive Officer of Olympic Packaging, Inc. Mr. Bayly also held various management positions with Packaging Corporation of America from 1973 to 1987. In addition to our Board, Mr. Bayly serves on the Board of Directors of General Binding Corporation, Packaging Dynamics, Inc., Huhtamaki Oyj and U.S. Can Corporation. Mr. Bayly holds a B.S. from Miami University and a M.B.A. from Northwestern University. Mr. Bayly also served as a Lieutenant Commander in the United States Navy. Mr. Bayly is the Chairman of our Audit Committee and is a member of the Compensation Committee of our Board of Directors.

Gregg L. Engles was elected as a Director on June 6, 2005. Mr. Engles has served as Dean Foods Company’s Chief Executive Officer and as a director of Dean Foods Company since the company’s formation in October 1994. From October 1994 until December 21, 2001, Mr. Engles served as Chairman of the Board of Dean Foods. When Dean Foods acquired the former Dean Foods Company (“Legacy Dean”) on December 21, 2001, Mr. Howard Dean was named Chairman of the Board pursuant to the merger agreement concerning Dean Foods’ acquisition of Legacy Dean, and Mr. Engles was named Vice Chairman of the Board. In April 2002, Mr. Dean retired and Mr. Engles resumed his position as Chairman of the Board. Prior to the formation of Dean Foods, Mr. Engles served as Chairman of the Board and Chief Executive Officer of certain predecessors to Dean Foods. In addition to our Board and the Board of Dean Foods, Mr. Engles serves on the Board of Directors of Swift & Company. Mr. Engles holds a B.A. from Dartmouth College and a J.D. From Yale Law School.

Michelle R. Obama was elected as a Director on June 6, 2005. Since March 2005, Ms. Obama has served as the Vice President for Community and External Affairs for the University of Chicago Hospitals. From September 2001 to March 2005, Ms. Obama served as Executive Director of Community Affairs at the University of Chicago Hospitals. In addition, Ms. Obama served as Associate Dean of Students and Director of Community Service for the University of Chicago from September 1997 to March 2005. Ms. Obama also has held numerous positions in the public and non-profit sectors, including Executive Director of the Chicago Office of Public Allies, Assistant Commissioner of Planning and Development for the City of Chicago and Assistant to the Mayor of the City of Chicago. Ms. Obama holds a B.A. from Princeton University and a J.D. from Harvard Law School. Ms. Obama is a member of the Audit Committee and the Nominating and Corporate Governance Committee of our Board of Directors.

Frank J. O’Connell was elected as a Director on June 6, 2005. Since June 2004, Mr. O’Connell has served as a senior partner of The Parthenon Group. From November 2000 to June 2002, Mr. O’Connell served as President and Chief Executive Officer of Indian Motorcycle Corporation. From June 2002 to May 2004, Mr. O’Connell served as Chairman of Indian Motorcycle. Indian Motorcycle was liquidated under applicable California statutory procedures in January 2005. From 1996 to 2000, Mr. O’Connell served as Chairman, President and Chief Executive Officer of Gibson Greetings, Inc. From 1991 to 1995, Mr. O’Connell served as President and Chief Operating Officer of Skybox International. Previously, Mr. O’Connell served as President of Reebok Brands, North America, President of HBO Video and Senior Vice President of Mattel’s Electronics Division. In addition to our Board, Mr. O’Connell serves on the Board of Directors of Radica Games Limited. Mr. O’Connell holds a B.A. and a M.B.A. from Cornell University. Mr. O’Connell is the Chairman of the Compensation Committee and a member of the Nominating and Corporate Governance Committee of our Board of Directors.

Gary D. Smith was elected as a Director on June 6, 2005. Since January 2001, Mr. Smith has served as Chief Executive Officer and Chairman of Encore Associates, Inc. From April 1995 to December 2004, Mr. Smith served as Senior Vice President — Marketing of Safeway Inc. In addition, Mr. Smith held various management positions at Safeway Inc. from 1961 to 1995. In addition to our Board, Mr. Smith serves on the Board of Directors of The Winery Exchange, Supply Chain Systems Ltd. and Altierre Corporation. He is also an advisory Board member of TradePoint, Inc. Mr. Smith is the Chairman of the Nominating and Corporate Governance Committee and is a member of the Audit Committee of our Board of Directors.

Terdema L. Ussery, II was elected as a Director on June 6, 2005. Since April 1997, Mr. Ussery has served as the President and Chief Executive Officer of the Dallas Mavericks. Since September 2001, Mr. Ussery also has served as Chief Executive Officer of HDNet. From 1993 to 1996, Mr. Ussery served as the President of Nike Sports Management. From 1991 to 1993, Mr. Ussery served as Commissioner of the Continental Basketball Association (the “CBA”). Prior to becoming Commissioner, Mr. Ussery served as Deputy Commissioner and General Counsel of the CBA from 1990 to 1991. From 1987 to 1990, Mr. Ussery was an attorney at Morrison & Foerster LLP. In addition to our Board, Mr. Ussery serves on the Board of Directors of The Timberland Company. Mr. Ussery holds a B.A. from Princeton University, an M.P.A. from Harvard University and a J.D. from the University of California at Berkeley. Mr. Ussery is a member of the Compensation Committee of our Board of Directors.

David B. Vermylen is our President and Chief Operating Officer and has served in that position since January 2005. Prior to joining us, Mr. Vermylen was a principal in TreeHouse, LLC. From March 2001 to October 2002, Mr. Vermylen served as President and CEO of Keebler Foods Company, a division of Kellogg Company. Prior to becoming CEO of Keebler, Mr. Vermylen served as the President of Keebler Brands from January 1996 to February 2001. Mr. Vermylen also has served as the Chairman, President and CEO of Brother’s Gourmet Coffee and Vice President of Marketing and Development and later President and CEO of Mother’s Cake and Cookie Co. His prior experience also includes three years with the Fobes Group and fourteen years with General Foods Corporation where he served in various marketing positions. Mr. Vermylen serves on the Boards of Directors of Aeropostale, Inc. and Birds Eye Foods, Inc. Mr. Vermylen holds a B.A. from Georgetown University and an M.B.A. from New York University.

Dennis F. Riordan has been our Senior Vice President and Chief Financial Officer since January 3, 2006. Prior to joining us, Mr. Riordan was Senior Vice President and Chief Financial Officer of Océ-USA Holding, Inc., where he was responsible for the company’s financial activities in North America. Mr. Riordan joined Océ-USA, Inc. in 1997 as Vice President and Chief Financial Officer and was elevated to Chief Financial Officer of Océ-USA Holding, Inc. in 1999. In 2004, Mr. Riordan was named Senior Vice President and Chief Financial officer and assumed the chairmanship of the company’s wholly owned subsidiaries Arkwright, Inc. and Océ Mexico de S.A. Previously, Mr. Riordan held positions with Sunbeam Corporation, Wilson Sporting Goods and Coopers & Lybrand. Mr. Riordan has also served on the Board of Directors of Océ-USA Holdings, Océ North America, Océ Business Services, Inc. and Arkwright, Inc. all of which are wholly-owned subsidiaries of Océ NV.

E. Nichol McCully is our Senior Vice President of Business Development and Strategic Planning. From January 2005 through December 2005, Mr. McCully was our Chief Financial Officer. From January 1996 to March 2001, Mr. McCully served as Chief Financial Officer and Senior Vice President — Finance of Keebler Foods Company. Prior to joining Keebler, Mr. McCully served as the Group Chief Financial Officer for the Western Bakery Group division of Specialty Foods Corporation from 1993 to 1995. He also served as Vice President — Finance for Mother’s Cake and Cookie Co. from 1991 until its acquisition by Specialty Foods Corporation (unrelated to Dean Foods) in 1993. In addition, Mr. McCully has held financial management positions with Spreckels Sugar Corporation, Triad Systems Corporation and Wells Fargo Leasing Corporation and was formerly an accountant with Arthur Andersen & Co. Mr. McCully serves on the Board of Directors of Otis Spunkmeyer, Inc. Mr. McCully holds a B.A. from the University of California at Berkeley and an M.B.A. from the University of California at Los Angeles.

Thomas E. O’Neill is our General Counsel and Chief Administrative Officer and a Senior Vice President and has served in that position since January 2005. Prior to joining us, Mr. O’Neill was a principal in TreeHouse, LLC. From February 2000 to March 2001, he served as Senior Vice President, Secretary and General Counsel of Keebler Foods Company. He previously served at Keebler as Vice President, Secretary and General Counsel from December 1996 to February 2000. Prior to joining Keebler, Mr. O’Neill served as Vice President and Division Counsel for the Worldwide Beverage Division of the Quaker Oats Company from December 1994 to December 1996; Vice President and Division Counsel of the Gatorade Worldwide Division of the Quaker Oats Company from 1991 to 1994; and Corporate Counsel at Quaker Oats from 1985 to 1991. Prior to joining Quaker Oats, Mr. O’Neill was an attorney at Winston & Strawn LLP. Mr. O’Neill holds a B.A. and J.D. from the University of Notre Dame.

Harry J. Walsh is our Senior Vice President of Operations and has served in that position since January 2005. Prior to joining us, Mr. Walsh was a principal in TreeHouse, LLC. From February 2001 to October 2002, Mr. Walsh

served as Senior Vice President of the Specialty Products Division of Keebler Foods Company. Mr. Walsh was President and Chief Operations Officer of Bake-Line Products from March 1999 to February 2001; Vice President-Logistics and Supply Chain Management from April 1997 to February 1999; Vice President-Corporate Planning and Development from January 1997 to April 1997; and Chief Operating Officer of Sunshine Biscuits from June 1996 to December 1996. Prior to joining Keebler, Mr. Walsh served as Vice President of G.F. Industries, Inc. and President and Chief Operating Officer and Chief Financial Officer for Granny Goose Foods, Inc. Prior to entering the food industry, Mr. Walsh was an accountant with Arthur Andersen & Co. Mr. Walsh holds a B.A. from the University of Notre Dame.

As noted above, prior to joining us each of our executive officers was, for varying periods of time, a principal of TreeHouse, LLC. TreeHouse, LLC and its predecessor partnership were formed to bring together certain members of the former Keebler Foods Company management team following the expiration of their employment with Keebler Foods Company to investigate investment opportunities in the consumer packaged goods industry. TreeHouse, LLC was member managed and, as a result, none of the individuals held officer positions. Messrs. Reed, Vermylen, McCully, O’Neill and Walsh joined TreeHouse, LLC in April 2002, October 2002, March 2001, March 2001 and October 2002, respectively. As a result of the executive officers joining us on January 27, 2005, TreeHouse, LLC ceased operations.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth annual and long-term compensation for the Company’s Chief Executive Officer and four other most highly compensated officers during 2005 (collectively, the “named officers”), as well as certain other compensation information for the named officers during the years indicated.

Summary Compensation Table

					Long Term
					Compensation
						Securities
		Annual Compensation				Underlying
				Other Annual	Restricted	Options/
				Compensation	Stock	SARs	LTIP	All Other
Name and Principal Position	Year	Salary	Bonus	(a)	Awards(b)	(#)	Payouts	Compensation

Sam K. Reed	2005	750,000	750,000	*	$12,526,176	410,377	None	10,256	(c)
Chief Executive Officer
David B. Vermylen	2005	500,000	400,000	*	$8,350,804	273,585	None	9,638	(d)
President and Chief Operating Officer
E. Nichol McCully	2005	400,000	240,000	*	$4,731,191	124,356	None	9,390	(e)
Senior Vice President and Chief Financial Officer
Thomas E. O’Neill	2005	350,000	210,000	*	$5,693,719	186,534	None	9,266	(f)
Senior Vice President, General Counsel and Chief Administrative Officer
Harry J. Walsh	2005	350,000	210,000	*	$5,693,719	186,534	None	9,266	(g)
Senior Vice President of Operations

(a)	For each person named, “Other Annual Compensation” is below the level where disclosure would be required.

(b)	On June 28, 2005, Messrs. Reed, Vermylen, McCully, O’Neill and Walsh were awarded $12,526,176, $8,350,804, $4,731,191, $5,693,719 and $5,693,719 in value of restricted stock units, respectively, under the Company’s Long-Term Stock Incentive Plan. The awards are for a three year period. As of December 31, 2005, the named officers continue to hold all 1,247,744 restricted stock units granted with an aggregate value of $23,357,768. The restricted stock units are subject to vesting over a three-year time period upon the achievement of total stockholder return objectives based on equaling or exceeding the total stockholder return of a group of twenty-two peer companies. Assuming the total shareholder return objectives are met, 442,509 of the units will vest on the first anniversary of the grant date and 402,617 will vest on each of the second and third anniversaries of the grant date.

(c)	Other compensation includes life insurance payments of $1,856 and contributions to the Company’s 401(k) plan of $8,400.

(d)	Other compensation includes life insurance payments of $1,238 and contributions to the Company’s 401(k) plan of $8,400.

(e)	Other compensation includes life insurance payments of $990 and contributions to the Company’s 401(k) plan of $8,400.

(f)	Other compensation includes life insurance payments of $866 and contributions to the Company’s 401(k) plan of $8,400.

(g)	Other compensation includes life insurance payments of $866 and contributions to the Company’s 401(k) plan of $8,400.

Equity Compensation Plan Data

The following table gives information about the Company’s Common Stock that may be issued upon exercise of options under all of the Company’s existing compensation plans as of December 31, 2005, including our 2005 Long-Term Stock Incentive Plan.

	(a)	(b)	(c)
Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants and rights	warrants and rights	column (a)

Equity compensation plans approved by security holders:
2005 Long-Term Stock Incentive Plan	1,540,600	29.61	1,459,400
Equity compensation plans not approved by security holders:
None	—	—	—

Total	1,540,600	29.61	1,459,400

Option Grants in Last Fiscal Year

The following table sets forth information concerning options granted by the Company during the year ending December 31, 2005 to the named executive officers.

		Individual %
		of
		Total Options
	Number of Securities	Granted to	Grants
	Underlying	Employees in	Exercise Price	Expiration	Grant Date
Name	Options Granted	Fiscal Year	($/share)	Date	Present Value(a)

Sam K. Reed(a)	410,377	26.6%	29.65	6-27-15	11.04
David B. Vermylen(a)	273,585	17.8%	29.65	6-27-15	11.04
E. Nichol McCully(a)	124,356	8.1%	29.65	6-27-15	11.04
Thomas E. O’Neill(a)	186,534	12.1%	29.65	6-27-15	11.04
Harry J. Walsh(a)	186,534	12.1%	29.65	6-27-15	11.04

(a)	The dollar amounts of grant date present value set forth in this column were valued using the Black-Scholes model for valuing stock options, as provided by the Securities and Exchange Commissions executive compensation disclosure rules. Significant assumptions used to prepare this valuation include: stock price volatility of 30.42% (calculated from historical stock price volatility using consecutive monthly closing stock prices from June 26, 2001 through the grant date), a risk-free rate of 3.71%, a dividend yield of 0% and an expected life of 6 years. No assurances can be made that the amounts reflected will be achieved.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information concerning options exercised during 2005 and presents the value of unexercised options held by the named officers at fiscal year end.

			Number of	Value of Unexercised
		Value	Unexercised Options/SARS	In-The-Money Options/SARS
	Shares Acquired	Realized	at Fiscal Year End (#)	at Fiscal Year End(b)
Name	on Exercise (#)(a)	($)	Exercisable/Unexercisable	Exercisable/Unexercisable

Sam K. Reed	—	—	0/410,377	0/0
David B. Vermylen	—	—	0/273,585	0/0
E. Nichol McCully	—	—	0/124,356	0/0
Thomas E. O’Neill	—	—	0/186,534	0/0
Harry J. Walsh	—	—	0/186,534	0/0

(a)	No options were exercised by the named executive officers during 2005.

(b)	The last reported sale price of the Common Stock on the New York Stock Exchange on December 30, 2005, was $18.72.

Long-Term Incentive Plan (“LTIP”) Awards Table

The following table sets forth information concerning awards made to the named officers at fiscal year end under the 2005 Long-Term Stock Incentive Plan.

		Performances or	Estimated Future Payouts under
	Number of	Other Period Until	Non-Stock Price-Based Plans
	Shares, Units	Maturation or	Threshold	Target	Maximum
Name	or Other Rights	Payout	($ or #)	($ or #)	($ or #)

Sam K. Reed	422,468	3 years	0	422,468	422,468
David B. Vermylen	281,646	3 years	0	281,646	281,646
E. Nichol McCully	159,568	3 years	0	159,568	159,568
Thomas E. O’Neill	192,031	3 years	0	192,031	192,031
Harry J. Walsh	192,031	3 years	0	192,031	192,031

Employment Agreements

On January 27, 2005, the Company entered into employment agreements with Messrs. Reed, Vermylen, McCully, O’Neill and Walsh. These individuals are referred to as the “management investors.” The terms of these employment agreements are substantially similar other than the individual’s title, salary, bonus, option and restricted stock entitlements, which are summarized in the tables above. The employment agreements provide for a three-year term ending on June 28, 2008. The employment agreements also provide for one-year automatic extensions absent written notice from either party of its intention not to extend the agreement. The employment agreement for Mr. McCully provides that he was to initially serve as our Chief Financial Officer, and thereafter he is to continue to serve as Vice President of Strategic Planning and Business Development at reduced compensation. On January 3, 2005, Dennis F. Riordan began his employment with us as Chief Financial Officer.

Under the employment agreements, each management investor is entitled to a base salary at a specified annual rate plus an incentive bonus based upon the achievement of certain performance objectives to be determined by the Board. The employment agreements also provide that each management investor will receive restricted shares of our Common Stock and options to purchase additional shares of our Common Stock, subject to certain conditions and restrictions on transferability.

Each management investor also is entitled to participate in any benefit plan we maintain for our senior executive officers, including any life, medical, accident, or disability insurance plan any pension, profit sharing, retirement, deferred compensation or savings plan for our senior executive officers. We also will pay the reasonable expenses incurred by each management investor in the performance of his duties to us and indemnify the management investor against any loss or liability suffered in connection with such performance.

We are entitled to terminate each employment agreement with or without cause (as defined in the employment agreements). Each management investor is entitled to terminate his employment agreement for good reason, which includes a reduction in base salary or a material alteration in duties and responsibilities or for certain other specified reasons, including upon the death, disability or retirement of the management investor. If an employment agreement is terminated either without cause by us or with good reason by a management investor, the management investor will be entitled to a severance payment equal to two times (or three times, in the case of Mr. Reed) the sum of the annual base salary payable to the management investor immediately prior to the end of the employment period plus any incentive bonus the management investor would have been entitled to receive for the calendar year had he remained employed by the Company. If an employment agreement is terminated under the same circumstances and within 24 months after a change of control of the Company, the management investor will be entitled to a severance payment equal to three times the annual base salary payable to the management investor immediately prior to the end of the employment period plus any incentive bonus the management investor would have been entitled to receive for the calendar year had he remained employed by us.

The management investors were entitled to receive maximum aggregate compensation of approximately $4 million in salary and incentive bonuses for fiscal year 2005 plus awards of restricted stock, options to purchase additional shares of our Common Stock and/or restricted stock units equal to approximately 7.8% of our Common Stock.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

No member of the Compensation Committee was, during the year ended December 31, 2005, an officer, former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, (ii) the Board of Directors of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company’s Board of Directors, during the year ended December 31, 2005.

COMMITTEE REPORTS

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the following reports and Performance Graph shall not be deemed to be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee (the “Committee”) is composed of three independent directors and operates pursuant to a written charter, which is attached hereto as Appendix A. The Company’s management is responsible for its internal accounting controls and the financial reporting process. The Company’s independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Committee has reviewed and discussed the financial statements with management. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit department’s organization, responsibilities, budget and staffing. The Committee reviewed both with the independent and internal auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

Based on the Audit Committee’s discussions with management and the independent auditors and the audit committee’s review of the representations of management and the report of the independent accountants, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

Fees Billed by Registered Public Accounting Firm

The following table presents fees billed for professional services rendered for the audit of our annual financial statements and review of our Forms 10-Q and fees billed for other services rendered by Deloitte & Touche LLP for 2005:

2005

Audit Fees	$448,750
Audit-related Fees	6,000
Tax Fees	55,375
All other Fees	—

Total Fees	$510,125

Audit fees include fees associated with the annual audit and reviews of the Company’s quarterly reports on Form 10-Q. Audit-related fees include consultation concerning financial accounting and Securities and Exchange Commission reporting standards. Tax fees include services rendered for tax advice and tax planning. All other fees are for any other services not included in the first three categories. The Audit Committee pre-approved all such services and determined that the independent accountant’s provision of non-audit services is compatible with maintaining the independent accountant’s independence. It is the Committee’s policy to pre-approve all non-audit fees prior to the start of any work in accordance with the Audit Committee’s charter.

This report is respectfully submitted by the Audit Committee of the Board of Directors.

George V. Bayly, Chair
Michelle R. Obama
Gary D. Smith

REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is comprised of three independent directors, Ms. Obama and Messrs. O’Connell and Smith. The Committee held two meetings in 2005. The Committee met in February 2005 to propose the nominees whose election to the Company’s Board of Directors is a subject of this proxy statement. The purposes of the Nominating and Corporate Governance are (i) to identify individuals qualified to become members of the Board, (ii) to recommend to the Board the persons to be nominated for election as directors at any meeting of the stockholders, (iii) in the event of a vacancy on or increase in the size of the Board, to recommend to the Board the persons to be nominated to fill such vacancy or additional Board seat, (iv) to recommend to the Board the persons to be nominated for each committee of the Board, (v) to develop and recommend to the Board a set of corporate governance guidelines applicable to the Company, including the Company’s Code of Business Conduct and Ethics, and (vi) to oversee the evaluation of the Board. The Corporate Governance and Nominating Committee will consider nominees who are recommended by stockholders, provided such nominees are recommended in accordance with the nominating procedures set forth in the Company’s By-laws. The Board of Directors adopted a charter for the Corporate Governance and Nominating Committee in June 2005.

This report is respectfully submitted by the Nominating and Corporate Governance Committee of the Board of Directors.

Gary D. Smith, Chair
Michelle R. Obama
Frank J. O’Connell

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee

The Compensation Committee (the “Committee”) is responsible for the administration of executive compensation programs and the compensation for non-employee directors. The Committee was established by the Board of Directors on June 10, 2005 as part of the formation of the company and consists of three independent directors. We utilize an independent compensation consultant selected by the board and retained by the company to provide us with competitive compensation information on base salaries, annual bonuses, long-term incentives, benefits and perquisites.

TreeHouse was formed in June 2005 by Dean Foods Company through a spin off of the Dean Specialty Foods Group and the subsequent issuance of TreeHouse common stock to Dean Foods shareholders. In connection with the establishment of the new company, resolutions addressing executive compensation and benefits were undertaken by the Board of Directors of both Dean Foods Company and TreeHouse. These resolutions included the establishment of the TreeHouse Long-Term Incentive Plan under which our stock based programs are developed. Additionally, as part of the spin off, employment agreements were entered into with the management investors, including the Chairman and Chief Executive Officer and the other executive officers. These resolutions and agreements establish a framework from which we will develop and administer the Company’s compensation programs.

The goals and principles for our compensation programs are:

•	To attract, motivate and retain superior leadership talent for the Company.

•	To closely link executive compensation to performance of the Company with particular emphasis on rapid growth, operational excellence and acquisitions.

•	To align our executive officers’ financial interests with those of our shareholders.

To ensure that we have programs that are competitive in the packaged foods industry we worked with Hewitt Associates LLC, our compensation consultant, to establish a group of companies that would be competitors for our management talent. We refer to this group as the “Comparator Group”. We also established this Comparator Group as the benchmark for the performance based vesting of the restricted stock that was awarded to the management investors as part of their employment agreements.

In addition to the Comparator Group, the compensation consultant provides us with survey information for companies of similar size to TreeHouse from general industry and the packaged foods sector. We believe that this additional benchmarking broadens our awareness of the practices of companies who compete for management talent with TreeHouse.

Components of Compensation

There are three primary components to our management compensation program: base salary, annual incentive bonus and long term incentive compensation. Each component is addressed in the context of competitive conditions and the employment agreements entered into at the time of the spin-off. We have also highlighted any specific compensation actions taken for our Chief Executive Officer, Sam K. Reed.

Base Salary:  We believe that the base salary component should be in the third quartile of our competitive benchmarks. Our management team has been assembled to lead a growth company. By positioning the base salary somewhat above the median for similarly sized businesses we have been able to attract talent that will have the capability to grow and lead a much larger business in the near future. Dean Foods Company established this market position in the employment agreements entered into with the management investors at the time of the spin-off. For 2006, we have elected to increase the salaries for the executive officers by 3.5%. This action reflects the general inflation trend of white-collar salaries (3.6%) and for executive salaries (3.8%) according to Hewitt Associates market surveys. As a result, Mr. Reed’s annual salary will be increased to $776,250.

Annual Incentive Bonus:  The incentive bonus component of the annual compensation also reflects a third quartile position. Mr. Reed has a target opportunity of 100% of base salary with payouts ranging from 0%-200% of the target opportunity depending upon performance. For 2005, the TreeHouse executive officers were included in the incentive plan that covered all other executives for the Dean Specialty Foods Group operating unit (renamed Bay Valley Foods, LLC following the spin off to TreeHouse). This plan measured three factors; 2005 operating profit performance versus operating profit for 2004 (40% weighting); 2005 operating profit versus the 2005 operating profit budget (40% weighting); and personal performance (20% weighting). Each factor can generate a payment of 0-200% of the factor weighting. The business generated substantially more operating profit in 2005 than in 2004 resulting in a maximum payout for that measurement. The 2005 operating profit performance versus budget resulted in no payout. Those measures along with personal performance resulted in target payments for most participants. Mr. Reed received a bonus of $696,600 reflecting an at target payment, prorated for the January 27, 2005 employment date. In 2006, we will base the TreeHouse executive officer annual incentives on net income, as adjusted positively or negatively for one-time items.

Long Term Compensation:  The long term compensation component for the executive officers was established as part of the employment agreements for the management investors. The group was awarded 2% of the outstanding stock in the form of restricted stock and restricted stock units which will vest ratably over three years upon the achievement of certain stockholder return objectives. As discussed earlier, we have established a Comparator Group of packaged foods companies against which TreeHouse will be compared. Restricted shares will vest when the performance of the TreeHouse stock exceeds the median performance of the Comparator Group.

The executive officers also received 5.7% of outstanding shares in aggregate in the form of stock options which have a ten-year term and will vest ratably over three years from the grant date. Additionally, 3% of our outstanding shares were set aside to be granted as stock options to other members of the management organization. The first grants under that program were made on the first day of regular way trading following the spin-off date. More details of the Long-Term Incentive Plan and the employment agreements are available in our Registration Statement on Form 10 that was filed with the Securities and Exchange Commission.

Executive Perquisites:  We have recently reviewed the company’s practices for executive perquisites with the assistance of our compensation consultant. We believe that the market trend is to minimize various specific executive benefits such as automobile plans, financial planning consulting, or club fees in favor of a cash allowance. This approach reduces the administrative burden of such programs and satisfies the desire to achieve market practice. These allowances are not included as eligible compensation for bonus or other purposes and generally do not represent a significant portion of the executive’s total compensation.

Tax Treatment of Executive Compensation:  Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million for the Chief Executive Officer and each of the other four most highly compensated executive officers. Based upon our plans to link all of our key incentive programs to the financial performance of the company we believe that we will preserve the deductibility of the executive compensation payments.

This report is respectfully submitted by the Compensation Committee of the Board of Directors.

Frank J. O’Connell, Chair
Terdema L. Ussery, II
George V. Bayly

PERFORMANCE GRAPH

Our common stock began regular way trading on the New York Stock Exchange on June 28, 2005. The price information reflected for our common stock in the following performance graph and accompanying table represents the closing sales prices of the common stock for the period from June 28, 2005 through December 31, 2005. The graph and accompanying table compare the cumulative total stockholders return on our common stock with the cumulative total return of the S&P Small Cap 600 Index and a Peer Group Index consisting of the following group of companies selected based on the similar nature of their business: Kraft Foods Inc., Sara Lee Corp., General Mills, Inc., Kellogg Co., ConAgra Foods Inc., Archer Daniels Midland Co., H.J. Heinz Company, Campbell Soup Co., McCormick & Co. Inc., The JM Smucker Co., Del Monte Foods Co., Corn Products Int’l., Lancaster Colony Corp., Flower Foods, Inc., Ralcorp Holdings Inc., The Hain Celestial Group, Inc., Lance, Inc., J&J Snack Foods Corp., B&G Foods, Inc., American Italian Pasta Co., Farmer Bros. Inc. and Peet’s Coffee and Tea. The graph assumes an investment of $100 on June 28, 2005, in each of the Common Stock, the stocks comprising the S&P Small Cap 600 Index and the stocks comprising the Peer Group Index.

COMPARISON OF CUMULATIVE TOTAL RETURN* AMONG TREEHOUSE FOODS, INC., S&P SMALL CAP 600 INDEX AND THE PEER GROUP INDEX

*	Assumes $100 investment in the common stock of TreeHouse Foods, Inc., S&P Small Cap 600 Index and the Peer Group Index derived from compounded daily returns with dividend reinvestment.

	Base
	Period
Company Name/Index	6/28/05	6/30/05	7/31/05	8/31/05	9/30/05	10/31/05	11/30/05	12/31/05
TREEHOUSE FOODS INC.	100	96.16	103.14	101.52	90.66	87.15	66.51	63.14
S&P SMALLCAP 600 INDEX	100	100.17	106.20	104.64	105.56	102.25	106.95	105.96
PEER GROUP	100	98.62	100.36	98.81	101.24	98.03	97.42	97.81

MARKET FOR REGISTRANT’S COMMON EQUITY AND DIVIDEND POLICY

The Company’s Common Stock trades on the New York Stock Exchange under the symbol “THS”. On March 17, 2006, the Common Stock was held by 5,159 stockholders of record. This does not include the number of persons whose stock is in nominee or “street name” accounts through brokers. The following table sets forth the high and low sales prices per share of Common Stock, as reported by the New York Stock Exchange, for the periods indicated. These quotations and sales prices do not include retail mark-ups, mark-downs or commissions.

	Price Range of
	Common Stock
Year Ending December 31, 2005	High	Low

2nd Quarter	30.40	27.99
3rd Quarter	31.35	26.35
4th Quarter	27.10	17.85

On March 24, 2006, the reported last sales price for the Common Stock was $26.52.

The Company has never declared any cash dividends or distributions on its Common Stock. The Company currently intends to retain its earnings to reduce its outstanding indebtedness and to finance future growth and therefore has no present intention of paying dividends. This policy will be reviewed annually by the Company’s Board of Directors in light of, among other things, its results of operations, capital requirements and restrictions imposed by the Company’s loan documents. At present, the Company’s Credit Agreement contains certain restrictions on the ability of the Company to declare a dividend.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the 2007 Annual Meeting of Stockholders of the Company must be received in writing by the Company no later than January 21, 2007, and no sooner than December 22, 2006, for inclusion in the Company’s proxy statement and proxy card relating to the 2007 Annual Meeting.

HOUSEHOLDING

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are stockholders may be “householding” our proxy materials. If a stockholder receives a householding notification from his, her or its broker, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from an affected stockholder. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker. In addition, if any stockholder that receives a “householding” notification wishes to receive a separate annual report or proxy statement at his, her or its address, such stockholder should also contact his, her or its broker directly. Stockholders who in the future wish to receive multiple copies may also contact the Company at Two Westbrook Corporate Center, Tower Two, Suite 1070, Westchester, Illinois 60154, attention: Investor Relations; (708) 483-1344.

STOCKHOLDER COMMUNICATION WITH THE BOARD

Stockholders may contact the Board of Directors, the non-management directors, or any individual director by writing to them c/o TreeHouse Foods Corporate Secretary, Two Westbrook Corporate Center, Tower Two, Suite 1070, Westchester, Illinois 60154, and such mail will be forwarded to the director or directors, as the case may be.

INDEPENDENT PUBLIC ACCOUNTANTS

The Company has been advised that a representative of Deloitte & Touche LLP, its independent auditors, will be present at the Annual Meeting, will be available to respond to appropriate questions, and will be given an opportunity to make a statement if he or she so desires.

OTHER MATTERS

If any other matters properly come before the Annual Meeting, it is the intention of the person named in the enclosed form of proxy to vote the shares they represent in accordance with the judgments of the persons voting the proxies.

The Annual Report of the Company for the year ending December 31, 2005, was mailed to stockholders together with this proxy statement.

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Our Securities and Exchange Commission filings are available to the public over the internet at the Securities and Exchange Commission’s website at www.sec.gov and on our website at www.treehousefoods.com. You may also read and copy any document we file with the Securities and Exchange Commission at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549.

You may also request one free copy of any of our filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) by writing or telephoning us at our principal executive office: Thomas E. O’Neill, Senior Vice President, General Counsel and Chief Administrative Officer, TreeHouse Foods, Inc., Two Westbrook Corporate Center, Tower Two, Suite 1070, Westchester, Illinois 60154, telephone (708) 483-1340.

By Order of the Board of Directors

Thomas E. O’Neill
Secretary

APPENDIX A

TREEHOUSE FOODS, INC.

AUDIT COMMITTEE CHARTER

A.  Purpose

The purpose of the Audit Committee is:

(i) to assist the Board of Directors of TreeHouse Foods, Inc. (the “Company”) in monitoring:

•	the integrity of the Company’s financial statements;

•	the Company’s compliance with legal and regulatory financial accounting requirements;

•	the independent auditor’s qualifications and independence; and

•	the performance of the Company’s internal audit function and independent auditors;

(ii) to prepare an audit committee report as required by the SEC to be included in the Company’s annual proxy statement; and

(iii) to provide a line of communication among the Board of Directors, independent auditors, management and internal auditors.

B.  Structure and Membership

1. Number.  Except as otherwise permitted by the applicable rules of the New York Stock Exchange, the Audit Committee shall consist of at least three members of the Board of Directors.

2. Independence.  Each member of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange, Rule 10A-3(b)(1) of the Exchange Act and the rules and regulations of the SEC, as in effect from time to time.

3. Financial Literacy.  Each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee must have accounting or related financial management expertise, as the Board of Directors interprets such qualification in its business judgment. Unless otherwise determined by the Board of Directors (in which case disclosure of such determination shall be made in the Company’s annual report filed with the SEC), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined by applicable SEC rules).

4. Chair.  Unless the Board of Directors elects a Chair of the Audit Committee, the Audit Committee shall elect a Chair by majority vote of its members.

5. Selection and Removal.  Members of the Audit Committee shall be appointed by the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company’s annual proxy statement), no member of the Audit Committee may serve on the audit committee of more than two other public companies. The Board of Directors may remove members of the Audit Committee from such committee, with or without cause.

C.  Authority and Responsibilities

General

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The independent auditors are responsible for auditing the Company’s financial statements and the Company’s internal control over financial reporting and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan or conduct any audits, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles or applicable law, or to guarantee the independent auditor’s reports.

Oversight of Independent Auditors

1. Selection.  The Audit Committee shall be directly responsible for appointing, compensating, evaluating, retaining and, when necessary, terminating the engagement of the independent auditor. The Audit Committee may, in its discretion, seek stockholder ratification of the independent auditor it appoints.

2. Independence.  At least annually, the Audit Committee shall assess the independent auditor’s independence. In connection with this assessment, the Audit Committee shall obtain and review a report by the independent auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall engage in an active dialogue with the auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

3. Quality-Control Report.  At least annually, the Audit Committee shall obtain and review a report by the independent auditor describing:

•	the independent auditor’s internal quality-control procedures;

•	any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and

•	all relationships between the independent auditor and the Company.

4. Compensation.  The Audit Committee shall be directly responsible for setting the compensation of the independent auditor. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditor established by the Audit Committee.

5. Preapproval of Services.  The Audit Committee shall preapprove all audit services to be provided to the Company, whether provided by the principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to the Company by the independent auditor; provided, however, that de minimis non-audit services may instead be approved in accordance with applicable New York Stock Exchange, Exchange Act and SEC rules.

6. Oversight.  The independent auditor shall report directly to the Audit Committee, and the Audit Committee shall be directly responsible for oversight of the work of the independent auditor, including resolution of disagreements between Company management and the independent auditor regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate:

•	receive and consider the reports required to be made by the independent auditor regarding:

•	critical accounting policies and practices;

•	alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with Company management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

•	other material written communications between the independent auditor and Company management.

•	review with the independent auditor:

•	any audit problems or difficulties the independent auditor encountered in the course of the audit work and management’s response, including any restrictions on the scope of the independent auditor’s activities or on access to requested information and any significant disagreements with management;

•	major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies;

•	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

•	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company;

•	the overall scope and plans for their audit, including the adequacy of staffing and compensation; and

•	to confirm that other services, if any, provided by the independent auditor are not in violation of Section 10A of the Exchange Act.

Financial Statements

7. Review and Discussion.  The Audit Committee shall meet to review and discuss with the Company’s management and independent auditor the Company’s quarterly and annual financial statements, including reviewing the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the matters about which Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU §380) requires discussion.

8. Recommendation to Board Regarding Financial Statements.  The Audit Committee shall consider whether it will recommend to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

9. Audit Committee Report.  The Audit Committee shall prepare an annual committee report for inclusion where necessary in the proxy statement of the Company relating to its annual meeting of security holders.

Review of Other Financial Disclosures

10. Independent Auditor Review of Interim Financial Statements.  The Audit Committee shall direct the independent auditor to use its best efforts to perform all reviews of interim financial information prior to disclosure by the Company of such information and to discuss promptly with the Audit Committee and the Chief Financial Officer any matters identified in connection with the auditor’s review of interim financial information which are required to be discussed by applicable auditing standards. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose interim financial information prior to completion of the independent auditor’s review of interim financial information.

11. Earnings Release and Other Financial Information.  The Audit Committee shall discuss generally the type of information to be disclosed in the Company’s earnings press releases, as well as financial information and earnings guidance provided to analysts, rating agencies and others.

Controls and Procedures

12. Oversight.  The Audit Committee shall coordinate the Board of Directors’ oversight of the Company’s internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics. The Audit Committee shall receive and review the reports of the CEO and CFO required by Rule 13a-14 of the Exchange Act.

13. Internal Audit Function.  The Audit Committee shall coordinate the Board of Directors’ oversight of the performance of the Company’s internal audit function and ensure that it consists of an appropriate control process for reviewing and approving its internal transactions and accounting.

14. Risk Management.  The Audit Committee shall discuss the Company’s policies and guidelines to govern the process by which risk assessment and risk management is undertaken by management, including guidelines and policies to identify the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

15. Hiring Policies.  The Audit Committee shall establish policies regarding the hiring of employees or former employees of the Company’s independent auditors.

16. Procedures for Complaints.  The Audit Committee shall establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

17. Evaluation of Financial Management.  The Audit Committee shall coordinate with the Compensation Committee the evaluation of the Company’s financial management personnel.

18. General Counsel.  The Audit Committee shall review with the Company’s general counsel, on at least an annual basis, any legal matters that could have a material impact on the Company’s financial statements and the Company’s compliance with applicable laws and regulations.

19. Additional Powers.  The Audit Committee shall have such other duties as may be delegated from time to time by the Board of Directors.

D.  Procedures and Administration

1. Meetings.  The Audit Committee shall meet as often as it deems necessary in order to perform its responsibilities and, in any event, not less than four (4) times per year. A majority of the members of the committee shall constitute a quorum for the transaction of business and the action of a majority of the members present at any meeting at which there is a quorum shall be the act of the committee. The Audit Committee may also act by unanimous written consent in lieu of a meeting. The Audit Committee shall periodically meet separately with: (i) the independent auditor; (ii) Company management and (iii) the Company’s internal auditors. The Audit Committee shall keep such records of its meetings as it shall deem appropriate.

2. Subcommittees.  The Audit Committee may form and delegate authority to one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances. Any decision of a subcommittee to preapprove audit, review, attest or non-audit services shall be presented to the full Audit Committee at its next scheduled meeting.

3. Reports to Board.  The Audit Committee shall report regularly to the Board of Directors.

4. Charter.  At least annually, the Audit Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

5. Independent Advisors.  The Audit Committee is authorized, without further action by the Board of Directors, to engage such independent legal, accounting and other advisors as it deems necessary or appropriate to carry out its responsibilities. Such independent advisors may be the regular advisors to the Company. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of such advisors as established by the Audit Committee.

6. Investigations.  The Audit Committee shall have the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it shall deem appropriate, including the authority to request any officer, employee or advisor of the Company to meet with the Audit Committee or any advisors engaged by the Audit Committee.

7. Funding.  The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

8. Annual Self-Evaluation.  At least annually, the Audit Committee shall evaluate its own performance.

YOUR VOTE IS IMPORTANT
VOTE BY INTERNET / TELEPHONE
24 HOURS A DAY, 7 DAYS A WEEK
Proxies submitted by telephone or internet must be received by 11:59 p.m. Central Time, on April 20, 2006.

	VOTE BY INTERNET			VOTE BY TELEPHONE			VOTE BY MAIL

	https://www.proxyvotenow.com/ths			1-866-809-5297

•	Go to the website address listed above.		•	Use any touch-tone telephone.		•	Mark, sign and date your proxy card.
•	Have your proxy card ready.	OR	•	Have your proxy card ready.	OR	•	Detach your proxy card.
•	Follow the simple instructions that appear on your computer screen.		•	Follow the simple recorded instructions.		•	Return your proxy card in the postage-paid envelope provided.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card

1-866-809-5297
CALL TOLL-FREE TO VOTE
☐	▼ DETACH PROXY CARD HERE ▼

Mark, Sign, Date and Return the proxy card Promptly using Enclosed Envelope.	☒
Votes must be indicated (x) in Black or Blue ink.
A.	Election of Directors
	1.	The Board of Directors recommends a vote For the listed nominees.

FOR ALL	☐	WITHHOLD FOR ALL	☐	EXCEPTIONS* (as marked below)	☐

Nominees: 01 -	Frank J. O’Connell, 02 - Terdema L. Ussery, II
INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name on the space provided below.

*Exceptions

B. Ratification of Selection of Independent Auditors

1. The Board of Directors recommends a vote FOR the ratification of Deloitte & Touche LLP as independent auditors.

		FOR	AGAINST	ABSTAIN

01 -	Ratification of Deloitte & Touche LLP as independent auditors.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon any other business as may properly come before the meeting.

S C A N L I N E

Please sign this proxy and return it promptly whether or not You expect to attend the meeting. You may nevertheless vote in person if you attend. Please sign exactly as your name appears herein. Give full title if an Attorney, Executor, Administrator, Trustee, Guardian, etc. For an account in the name of two or more persons each should sign, or if one signs, he should attach evidence of his authority.

Date	Share Owner sign here	Co-Owner sign here

PROXY		PROXY

TREEHOUSE FOODS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS - APRIL 21, 2006

The undersigned appoints Sam K. Reed, David Vermylen and Thomas E. O’Neill, and each of them, attorneys and proxies, with the power of substitution in each of them, to vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on April 21, 2006, and any adjournment thereof, upon the matters coming before the meeting, as set forth in the Notice of Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said attorneys and proxies are instructed to vote as follows:

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH SPECIFICATION MADE. IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, AND 3.
YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND
RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE

TREEHOUSE FOODS, INC.
P.O. BOX 11315 NEW
YORK, N.Y. 10203-0315